UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill
Betsy L. McCoy
Steven J. Pully
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 9, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release, a copy of which is attached hereto as Exhibit 1. Also on May 9, 2024, Blackwells issued a presentation regarding Braemar Hotels and Resorts Inc.’s (the “Corporation”) announcement on May 6, 2024 of a shareholder value creation plan, a copy of which is attached hereto as Exhibit 2. A copy of each of the press release and presentation is available on Blackwells’ website, www.MontyMustGo.com.

From time to time, Blackwells and/or the other participants in its solicitation may make certain posts and/or reposts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, Instagram pages and/or YouTube pages. A copy of the posts are attached hereto as Exhibit 3.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Corporation for the Corporation’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE universal proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

ALL STOCKHOLDERS OF THE CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE CORPORATION, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Corporation’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Corporation’s Fifth Amended and Restated Bylaws, as amended (the “Bylaws”) and defective. On March 24, 2024, the Corporation brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Corporation’s stockholders. Ultimately, Blackwells believes the Corporation’s claims have no merit. On April 11, 2024, Blackwells filed a Complaint in the District Court against the Corporation and the Corporation’s directors. Blackwells alleges, among other things, that the Corporation improperly rejected Blackwells’ nomination notice, breached the Bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Corporation on March 24, 2024 and the action filed by Blackwells on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE universal proxy card.

2

Exhibit 1

Blackwells Exposes the Futility of Braemar’s May 6th Announcement

Highlights a Pattern of Similar, Troubling Behavior by the Board

Invites Shareholders to Visit www.NoMoreMonty.com For More Information on Blackwells’ Nominees, Campaign and Timeline of Engagement with Braemar

NEW YORK, May 09, 2024 (GLOBE NEWSWIRE) -- Blackwells Capital LLC (“Blackwells”), a shareholder of Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) (NYSE: BHR), today released a presentation entitled “Too Little, Too Late” which may be found at https://nomoremonty.com/letters-presentations/.

Jason Aintabi, Chief Investment Officer of Blackwells, said:

“We have previously warned the Board against digging an even bigger hole for themselves by enabling the continued value destructive behaviour of Montgomery Bennett and Braemar’s external advisor. We question the motivations that produced a very uninspiring price for Torrey Hilton, and led to the authorization of a suspiciously timed share buyback; this Board must pause any and all strategic initiatives until shareholders have their say at the ballot box.”

Blackwells encourages all shareholders to review Blackwells’ materials, the details of its engagement with the Company, information about Blackwells’ nominees, and other important information at www.NoMoreMonty.com.

Shareholders are also invited to follow Blackwells’ campaign on X at @nomoremonty and Instagram at @no_more_monty.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com.

Contacts

Shareholders

MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media

Gagnier Communications

Dan Gagnier & Riyaz Lalani

646-569-5897

blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting. On April 3, 2024, the Participants filed with the SEC their definitive proxy statement and accompanying WHITE proxy card in connection with their solicitation of proxies from the shareholders of the Company.

All shareholders of the Company are advised to read the definitive proxy statement, the accompanying WHITE UNIVERSAL proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Company, by security holdings or otherwise.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Company’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Bylaws and defective. On March 24, 2024, Braemar brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas, seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Company’s Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Company’s shareholders. Ultimately, Blackwells believes the Company’s claims have no merit. On April 11, 2024, Blackwells Capital filed a Complaint in the District Court against the Company and the Company’s directors. Blackwells Capital alleges, among other things, that the Company improperly rejected Blackwells Capital’s nomination notice, breached its bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Company on March 24, 2024 and the action filed by Blackwells Capital on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE Universal Proxy Card.

Exhibit 2

TOO LITTLE, TOO LATE BRAEMAR’S MAY 6 th ANNOUNCEMENT Braemar Hotels & Resorts Inc. (NYSE:BHR) MAY 2024 NOMOREMONTY.COM PRESENTED BY BLACKWELLS CAPITAL

DISCLAIMER 2 The views expressed in this presentation (the “Presentation”) represent the opinions of Blackwells Capital LLC and/or certain of its affiliates (“Blackwells”) and the investment funds it manages that hold shares in Braemar Hotels & Resorts Inc . (the “Company”, “Braemar” or “BHR”) . The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision . The views expressed in the Presentation represent the opinions of Blackwells and are based on publicly available information with respect to the Company and from other third - party reports . Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Blackwells’ conclusions . Blackwells reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law . The information contained herein is current only as of the date of this Presentation . Blackwells disclaims any obligation to update the information or opinions contained herein . Certain financial projections and statements made herein have been derived or obtained from filings made with the U . S . Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third - party reports . Neither Blackwells nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third - party report . Select figures included in this Presentation have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants . Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized . This Presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision . The information contained in this Presentation is provided merely as information, and this Presentation is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security . Funds, investment vehicles, and accounts managed by Blackwells currently beneficially own shares of common stock, par value $ 0 . 01 per share, of the Company (“Shares”) . These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company . You should assume such funds, investment vehicles, and accounts will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed in this Presentation . Blackwells reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company’s management, the Company’s board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation on the Company’s board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law . Although Blackwells believes the statements made in this Presentation are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Blackwells makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Blackwells, the other Participants (as defined below) and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein) . Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant . This Presentation contains forward - looking statements . All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “intend,” “project,” “will,” “may,” “would,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward - looking statements . The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells . Though this Presentation may contain projections, nothing in this Presentation is, or is intended to be, a prediction of the future trading price or market value of securities of the Company . Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the Presentation, but there can be no assurance or guarantee that (i) any of the proposed actions set forth in this Presentation will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Presentation are accurate . There can be no assurance that the projected results or forward - looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward - looking statements . In light of the significant uncertainties inherent in the projected results and forward - looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward - looking statements will be achieved . Blackwells will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . Blackwells has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements . Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein . Blackwells does not endorse third - party estimates or research which are used in this Presentation, and such use is solely for illustrative purposes . No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate . Past performance is not an indication of future results . This Presentation may contain citations or links to articles and/or videos (collectively, “Media”) . The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of Blackwells . All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Blackwells’ use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names . Some of the materials in this Presentation are copyrighted by Blackwells and portions are copyrighted by others and are used with their permission . Blackwells Capital LLC, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M . Hill, Betsy L . McCoy and Steven J . Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) . On April 3 , 2024 , the Participants filed with the SEC their definitive proxy statement and accompanying WHITE Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting . All shareholders of the Company are advised to read the definitive proxy statement, the accompanying WHITE proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Company, by security holdings or otherwise . The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http : //www . sec . gov/ . In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request . Requests for copies should be directed to Blackwells Capital LLC . The Company’s board of directors has purported to reject as invalid Blackwells’ nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non - compliant with the Bylaws and defective . On March 24 , 2024 , Braemar brought suit against Blackwells Capital, Blackwells Onshore I LLC, Blackwells Holding Co . LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Mr . Aintabi and each of Blackwells’ nominees in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Company’s Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Company’s shareholders . Ultimately, Blackwells believe the Company’s claims have no merit . The outcome of the Company’s lawsuit and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE Universal Proxy Card .

WHO IS MONTGOMERY BENNETT? Montgomery Bennett took over his daddy's hotel business and here are the results: ▪ AHT – stock is down (99%) all time (1) ▪ BHR – stock is down (91%) all time (2) ▪ AIN C – s to c k i s do w n ( 95%) al l t im e (3) Source: Capital IQ and The Wall Street Journal, August 3, 2020. Note data has been split adjusted by Capital IQ. (1) Calculated from IPO date, August 26, 2003 to unaffected date March 28, 2024. (2) Calculated from first trading date, November 20, 2013, to unaffected date March 28, 2024. (3) Calculated from November 7, 2014 to unaffected date March 28, 2024. 3

MONTGOMERY SEEMS TO HAVE A LOT OF TIME ON HIS HANDS "I can want a cemetery, and I can put it in the path," Mr. Bennett told D Magazine in 2016 when discussing the burial plot, which he said contained the remains of a World War II veteran Source: https://therealdeal.com/magazine/national-may-2023/monty-bennetts-fire-and-brimstone-journey/. 4

WE BELIEVE MONTY USES COMPANY RESOURCES FOR STUPIDITIES Monty Bennett has a pattern of using Company resources for his pet projects, at Braemar and at Ashford Hospitality Other than this common theme, Braemar and Ashford Hospitality also share the unhappy link of being among the worst performing REITs in history We question whether Monty Bennett’s distractions contribute to the value destruction he has wrought? 5

MONTY’S PET PROJECTS DO NOT HELP BRAEMAR $1 0 . 0 0 $2 2 . 5 0 $2 0 . 0 0 $1 7 . 5 0 $1 5 . 0 0 $1 2 . 5 0 $7.50 $5.00 $2.50 $ - Nov - 2013 Nov - 2014 Nov - 2015 Nov - 2016 Nov - 2017 Nov - 2018 Nov - 2019 Nov - 2020 Nov - 2021 Nov - 2022 Nov - 2023 Source: Capital IQ Pro. Note: Braemar was spun off from Ashford Hospitality Trust (NYSE: AHT) on November 19, 2013. It's opening price on the New York Stock Exchange on November 20, 2013, its first day of trading, was $21.35. The graph data is to the unaffected share date of March 28, 2024. ( 91%) 6

DOES BRAEMAR'S BOARD ENABLE MONTGOMERY'S BEHAVIOR?

We believe this Board is all smiles because they haven't looked at a Braemar stock chart lately



Rebeca Johnson
Both are involved with the North Texas Food Bank
North Texas Food Bank
Monty Bennett
Donated to Stefani Carter's Political Campaign in 2012 and 2013
Stefani Carter
Cornell University School of Hotel Administration
Kenneth Fearn
Mr. Fearn and Mr Bennett have served as Members of American Hotel & Lodging Association and are involved in the Cornell Hotel Society
Cornell University School of Hotel Administration
Mr. Bennett helped fund Rinaldi's and Carters' Campaigns
Both served as an elected representative in the Texas House of Representatives
The Dallas Express
The People's Paper
Candace Evans has written for The Dallas Express, a Newspaper of which Monty Bennett serves as the publisher and a board member
Richard Stockton
Mr. Stockton and Mr. Bennet were enrolled together in Cornell's Hotel Administration course in 1988 and Mr. Stockton is SVP at Ashford Inc.
Candace Evans
Ms. Evans has worked with Abteen's sister, Dr. Ahou Line as a child therapist
Abteen Vaziri
Matthew Rinaldi

Source: Capital IQ, Public Information, and Company filings.

BW BLACKWELLS CAPITAL

7

On May 6, 2024 Braemar announced the sale of their 75% stake in Hilton La Jolla Torrey Pines to JRK Property Holdings on a cash - free, debt - free basis for $165 million We demand the Board not approve any transactions that see a penny go to Monty and his father Archibald under their shady Advisory Agreement Source: Company Filings. 8 IT’S TIME TO PRESS THE PAUSE BUTTON ON BENNETT The Braemar Board is running scared

WAS THE SALE OF HILTON LA JOLLA TORREY PINES A FIRE SALE? Ashford Hospitality Trust’s sale of lower quality assets have achieved a far greater results than Braemar’s sale of Hilton La Jolla Torrey Pines because they conducted a marketed process In March 2024, Ashford Hospitality Trust sold a 3 - star hotel for a 4.6% cap rate, or almost $100 million more than the Torrey Hilton announced price (1) In March 2024, Ashford also sold Hilton Back Bay for $20,000 per key more than the Torrey Hilton, which we believe was likewise an inferior asset S a l e of 18. 2x 4. 6% M a r c h 202 4 9. 6x 7. 2% Source: Company filings. Note: (1) Excludes anticipated capital spend. S a l e of Announced S a l e of March 2024 $438K S a l e of 9 Announced EV/LTM EBITDA (1) LTM Cap Rate (1) E V / L T M E B I T D A (1) LTM Cap Rate (1) $419K Price Per Key (1) Price Per Key (1) The Braemar asset is superior, and yet achieved inferior pricing. Why?

DÉJÀ VU Faced with activist pressure in 2016/2017, Braemar responded similarly: a series of transactions that did not add value - except to Monty Bennett, his father Archibald, and Braemar’s external advisor 10

A DOUBLE DÉJÀ VU! $3.00 $4.00 $5.00 $6.00 $7.00 $2.00 Jan - 2022 Mar - 2022 May - 2022 Jul - 2022 Sep - 2022 Nov - 2022 Jan - 2023 Mar - 2023 May - 2023 Jul - 2023 Sep - 2023 Nov - 2023 Mr . total units Feb - 24, 2023 Bennett redeemed a of 1.4 million common for approx. $7 million Dec - 8, 2022 Announced Up to $25 Million Share Buyback Dec - 12, 2022 Announced A Raise In The Quarterly Dividend To $0.05 From $0.01 Jan - 18, 2022 SEC Investigation 11 The SEC investigates Braemar for PPP loan fraud and related - party dealings, shares continue to fall until the announcement of a share buyback and dividend increase only to get cut in half over the following 24 months. Source: Company filings, The Wall Street Journal and Capital IQ.

THREE STRIKES AND BRAEMAR’S BOARD MUST GO We believe selling an asset at fire sale pricing, and announcing a buyback of a stock that has cratered under the jackboot of self - dealing, confirms that urgent change is needed the incumbent directors may face personal liability for past actions and for continuing to enable Montgomery’s behavior We urge Shareholders to Scrutinize the Board’s Craven Efforts after Destroying nearly all Braemar’s Value whatever ‘plan’ the Board now claims to have is TOO LITTLE, TOO LATE 12

KEY QUESTIONS REGARDING THE MAY 6TH ANNOUNCEMENT Why did the Board approve a transaction at what appears to be a fire sale price, knowing shareholders will soon vote on new leadership? 1 Was this transaction done to drive yet more money into Monty’s pocket under the Advisory Agreement? 2 Why is there no disclosure around how much Monty plans to pocket from this transaction? 3 Will Monty agree to place all fees that he thinks are payable under the Advisory Agreement in escrow pending Blackwells’ pursuit of its termination for cause? 4 Does the Board think that a share buyback will somehow solve the root issues that afflict Braemar - root issues that they have enabled? 5 13

VOTING INFORMATION Braemar's 2024 Annual Meeting of Shareholders will be held on July 30 , 2024 , and all shareholders of record as of the close of business on May 2 , 2024 are entitled to vote at the meeting Braemar Shareholders – Please vote your proxy today on the WHITE universal proxy card “FOR” each of the Blackwells nominees and the Blackwells proposals Blackwells recommends shareholders vote "AGAINST" Braemar’s executive compensation resolution If you have any questions about voting your proxy or need replacement proxy materials, contact: MacKenzie Partners, Inc. 1 - 800 - 322 - 2885 (call toll free:) proxy@mackenziepartners.com 14

Exhibit 3